IMPAC WAREHOUSE LENDING GROUP           Toll Free 800/260.8616
                  1401 Dove Street                        www.impaccompanies.com
                  Newport Beach, California 92660


April 7, 2003

Mr. Stephen Mayer, CFO
Geneva Mortgage Corporation
100 North Centre Avenue
Rockville Centre, NY  11570

Re:      Temporary Bulge Facility

Dear Steve:

Based on PMCC Financial/PMCC Mortgage Corporation ("PMCC") (now known as Geneva Mortgage Corp's ("Geneva")) ability to manage and maintain a good business relationship, Impac Warehouse Lending Group ("IWLG") has granted Geneva a temporary bulge from $20,000,000.00 to $36,000,000.00 good through May 31, 2003.
All terms and conditions of the PSA Agreement, Annex I, Sellers Warranty Agreement, Sellers Servicing Agreement and Custody Agreement will remain in effect, with the exception of Annex I, paragraph vxiii. It is amended to:

     Seller shall fail to maintain a tangible net worth of no less than $3,870,000.00. The term "tangible net worth" shall mean the excess of all of the Seller's assets (excluding any value for goodwill, trademarks, patents, copyright, organization expense and other similar intangible terms) over all its liabilities as completed and determined in accordance with generally accepted accounting principles consistently applied.

The above referenced agreement shall not be construed as a waiver, or of IWLG relinquishing other requests, demands, or notices and is sent with the reservation of all other warranties, conditions, requirements, rights and remedies of the Master Agreement and any Agreement(s).

Congratulations on this temporary bulge facility! We look forward to continuing a long and mutually beneficial relationship with you. Please execute the bottom portion of this letter as acceptance of the above and fax it to (949) 475-3950. After executing, please return the original to me so we can add it to your contract as an amendment. If I may be of any further assistance, my direct phone number if (949) 475-3619.

Very truly yours,



/s/ Jim Tessers
-----------------------------
Jim Tessers
Operations Manager
Impac Warehouse Lending Group


/s/ Stephen Mayer
-----------------------------
Stephen Mayer
CFO
Geneva Mortgage Corp.